Exhibit 5.1

3883 Howard Hughes Parkway Suite 1100 Las Vegas, NV 89169 702.784.5200 702.784.5252 (Fax) www.swlaw.com	ALBUQUERQUE BOISE DALLAS DENVER LAS VEGAS LOS ANGELES LOS CABOS ORANGE COUNTY PHOENIX PORTLAND RENO SALT LAKE CITY SAN DIEGO SEATTLE TUCSON WASHINGTON D.C.

a

August 28, 2024

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, California, 94901

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special Nevada counsel to Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 filed on the date hereof, as amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a preliminary prospectus (the “Prospectus”) relating to the offering and sale by the Company of (i) 5,530,973 units (the “Units”) consisting of one share (the “Offered Share”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), one Series A warrant to purchase one share of Common Stock (“Series A Warrant”) and one Series B warrant to purchase one share of Common Stock (“Series B Warrant”) and (ii) 5,530,973 pre-funded Units (the “Pre-Funded Units”) consisting of one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”), one Series A Warrant and one Series B Warrant (the “Offering). The shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants are referred to herein as the “Warrant Shares” and, collectively with the Offered Shares, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Registration Statement and exhibits thereto, including the form of Pre-Funded Warrant, the form of Series A Warrant and the form of Series B Warrant;

Snell & Wilmer is a member of LEX MUNDI, The Leading Association of Independent Law Firms.

2.    The Underwriting Agreement between the Company and Craig-Hallum Capital Group LLC (the “Underwriting Agreement”);

3.    The Prospectus;

4.    The Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended through the date hereof, certified as of the date hereof by an officer of the Company (the “Articles”);

5.    The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

6.    Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

7.    Resolutions adopted by the Board of Directors of the Company and the pricing committee of the Board of Directors of the Company relating to the Registration Statement, the Prospectus, the Underwriting Agreement, the issuance of the Offered Shares, the Series A Warrants, the Series B Warrants, the Pre-Funded Warrants and the Warrant Shares, the reservation and authorization of the issuance and registration of the Warrant Shares and other actions with regard thereto, certified as of the date hereof by an officer of the Company;

8.    A specimen of the current form of stock certificate representing shares of the Company’s Common Stock, certified as of the date hereof by an officer of the Company;

9.    A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

9.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A.    Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

C.    The Registration Statement, and any amendments thereto will have become effective under the Securities Act, and that such registration will not have been modified or rescinded.

D.    The Series A Warrants, the Series B Warrants, the Pre-Funded Warrants and the Underwriting Agreement have been duly authorized, validly issued and are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms. Upon the issuance of all Warrant Shares issuable upon exercise of the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles, as amended.

Based upon and subject to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that (i) when (a) the Company’s board of directors (the “Board”), or a duly authorized committee of the Board, determines the price per Unit for the Units and the price per Pre-funded Unit for the Pre-Funded Units and (b) upon payment and delivery in accordance with the Underwriting Agreement approved by the Board, or a duly authorized committee of the Board, the Offered Shares will be validly issued, fully paid and nonassessable; and (ii) the Warrant Shares have been duly and validly authorized for issuance, and, when issued in accordance with the terms of the Series A Warrants, the Series B Warrants, Pre-Funded Warrants (as applicable) and the Underwriting Agreement, such Warrant Shares will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Warrant Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement filed by the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours

/s/ Snell and Wilmer L.L.P.